SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 19,
1996




                        Horizon Bancorp, Inc.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)



  Texas                     0-25096               74-2412835
- ----------                -----------            ------------
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)        Identification No.)
incorporation)


             5800 North MoPac, Austin, Texas  78731
       --------------------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (512)371-0700


                          Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.     Other Events.

      The registrant issued the following press release on September 19, 1996:

          AUSTIN, Texas, Sept. 19, 1996 -- Horizon Bancorp, Inc. and its subsidiary, Horizon Bank & Trust, SSB, have signed a letter of intent to be acquired by Compass Bancshares, Inc. The transaction will mark Compass' initial entry into the Austin market.

          The transaction will add $144 million in assets and eight locations to Compass' Texas franchise. In addition to the bank's main location at 5800 North MoPac, Compass will add Horizon's locations at 505 Barton Springs Road, 1509 West 38th Street, 1250 Capital of Texas Highway, 13497 Anderson Mill Road, 2514 West Parmer Lane, 8610 North MoPac and 201A West Taylor Avenue in Round Rock.

          "Entering Austin has been a priority of Compass' Texas strategy," said Charles E. McMahen, chairman and chief executive officer of Compass Banks of Texas, Inc. "Uniting with Horizon will give Compass a presence in all of its targeted Texas markets and will create a solid position for us among the high growth I-35 corridor."

          "The merger with Compass will greatly benefit Horizon's customers as they will be able to be better served in the future," said Douglas B. Kadison, chairman, president and chief executive officer of Horizon Bank & Trust, SSB. "Compass is a proven leader in building a strong, customer-oriented presence in Texas banking and is a perfect fit with our organization. In addition, Compass brings to our customers and to Austin a wide-range of technologically-advanced and convenient products."

          "We have been looking to enter Austin for some time and are very fortunate to find a partner like Horizon that mirrors our commitment to relationship banking along with a mutual emphasis on banking small businesses, real estate and individuals," McMahen added. "Compass' philosophy is one of relationship banking. We have built our presence in Texas based on that principle by acquiring community banks and retaining the employees of those banks that have made the bank a success."

          McMahen also announced that Kadison, Charles
     Nichols, executive vice president, and Paul Antrim, executive vice president and chief financial officer, will remain as active parts of Compass' management team.

          Terms of the transaction call for Compass to exchange shares of its common stock for all of the outstanding common stock of Horizon Bancorp, Inc. The transaction is subject to execution of a definitive agreement and shareholder and regulatory approval and is expected to be completed during the first half of 1997.

          Upon completion of the acquisition, Compass will increase to 100 banking offices and more than $4.8 billion in assets statewide, including the pending acquisitions of Texas American Bank in San Antonio and
     ProBank in Houston and offices under construction.

          Compass Bancshares, Inc. is a $10.8 billion banking holding company with 203 offices in Alabama, Florida and Texas. Compass reported record earnings of $67.4 million for the first six months of 1996 and has a capital base of $701 million. Shares of the company's common stock are traded through the NASDAQ national market system under the symbol CBSS.

                           SIGNATURES

      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HORIZON BANCORP, INC.
                              Registrant




                              By:  /s/ Douglas B. Kadison
                              Douglas B. Kadison
                              President and Chief Executive
                              Officer



                              By: /s/ Paul A. Antrim
                              Paul A. Antrim
                              Executive Vice President and
                              Chief Financial Officer

Dated:  September 19, 1996